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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                        GRIFFIN TECHNOLOGY INCORPORATED
                                       BY

                         D-GT ACQUISITION, INCORPORATED
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                             DIEBOLD, INCORPORATED
                                       AT

                              $7.75 NET PER SHARE

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON MONDAY, NOVEMBER 27, 1995, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated October 26, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the offer by D-GT Acquisition, Incorporated, a New York corporation (the "Purchaser") and a wholly owned subsidiary of Diebold, Incorporated, an Ohio corporation, to purchase all outstanding shares of common stock, par value $0.05 per share (the "Shares"), of Griffin Technology Incorporated, a New York corporation (the "Company"), at $7.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

        1. The tender price is $7.75 per Share, net to the seller in cash.

        2. The Offer is being made for all outstanding Shares.

        3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, November 27, 1995, unless the Offer is extended.

        4. The Board of Directors of the Company unanimously has determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the shareholders of the Company, has approved the Offer and the Merger and recommends that the Company's shareholders accept the Offer and tender their Shares pursuant to the Offer.

        5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn immediately prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares representing at least two-thirds of the total number of Shares then outstanding on a fully diluted basis.

        6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, any stock transfer taxes on the purchase of the Shares by the Purchaser pursuant to the Offer.
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     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co., the Dealer Managers of the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                        Instructions with Respect to the
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                        GRIFFIN TECHNOLOGY INCORPORATED
                                       BY
                         D-GT ACQUISITION, INCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 26, 1995, and the related Letter of Transmittal, in connection with the offer by D-GT Acquisition, Incorporated, a New York corporation and a wholly owned subsidiary of Diebold, Incorporated, an Ohio corporation, to purchase all outstanding shares of common stock, par value $0.05 per share (the "Shares"), of Griffin Technology Incorporated, a New York corporation, at $7.75 per Share, net to the seller in cash, without interest.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:                , 1995

                        NUMBER OF SHARES TO BE TENDERED:
                              ____________ SHARES*

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                                  SIGNATURE(S)

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                              PLEASE PRINT NAME(S)

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                            PLEASE PRINT ADDRESS(ES)

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                       AREA CODE AND TELEPHONE NUMBER(S)

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              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)
---------------

* I (we) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.

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